UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 14, 2017

Commission File Number: 001-35768

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 8.01 Other Events.

This Current Report on Form 8-K is being filed to disclose certain information regarding litigation related to the proposed transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of May 15, 2017, by and among WashingtonFirst Bankshares, Inc., (“WashingtonFirst”), the parent company of WashingtonFirst Bank, Sandy Spring Bancorp, Inc. (“Sandy Spring”), the parent company of Sandy Spring Bank, and Touchdown Acquisition, Inc. (“Merger Sub”) (the “Merger”).

As previously disclosed in the joint proxy statement/prospectus, dated September 8, 2017, related to the Merger, on August 1, 2017, Paul Parshall, a purported stockholder of WashingtonFirst, filed a putative class action lawsuit, captioned Paul Parshall v. WashingtonFirst Bankshares, Inc.., et al., Case 1:17-cv-00877-TSE-JFA (E.D. Va.) (the “Lawsuit”). The relief sought in the Lawsuit included preliminary and permanent injunction against the consummation of the Merger, rescission or rescissory damages if the Merger was completed, costs and attorney’s fees.

On September 11, 2017, the plaintiff in the Lawsuit filed a voluntary notice of dismissal with prejudice.

Additional Information About the Transactions and Where to Find It

In connection with the proposed Merger, Sandy Spring filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a Joint Proxy Statement of Sandy Spring and WashingtonFirst, and a Prospectus of Sandy Spring, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Sandy Spring, WashingtonFirst and the proposed Merger.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Sandy Spring and WashingtonFirst, may be obtained at the SEC’s Internet site (http://www.sec.gov). You may also obtain these documents, free of charge, from Sandy Spring at www.sandyspringbank.com under the tab “Investor Relations,” and then under the heading “SEC Filings” or from WashingtonFirst by accessing WashingtonFirst’s website at www.wfbi.com under the tab “Investor Relations,” and then selecting “SEC Filings” under the heading “Documents and Filings.” Alternatively, these documents, when available, can be obtained free of charge from Sandy Spring upon written request to Sandy Spring Bancorp, Inc., Corporate Secretary, 17801 Georgia Avenue, Olney, Maryland 20832 or by calling (800) 399-5919, or from WashingtonFirst, upon written request to WashingtonFirst Bankshares, Inc., Corporate Secretary, 11921 Freedom Drive, Suite 250, Reston, Virginia 20190 or by calling (703) 840-2410.

Participants in the Solicitation

Sandy Spring and WashingtonFirst and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Sandy Spring and WashingtonFirst in connection with the proposed Merger. Information about the directors and executive officers of Sandy Spring is set forth in the proxy statement for Sandy Spring’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 22, 2017. Information about the directors and executive officers of WashingtonFirst is set forth in the proxy statement for WashingtonFirst’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed Merger. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
WASHINGTONFIRST BANKSHARES, INC.

September 14, 2017	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President and Chief Financial Officer